Exhibit 2.1


                                                   Execution Copy



                  AGREEMENT AND PLAN OF MERGERS

                          by and among

                    McMoRan Exploration Co.,

                     McMoRan Oil & Gas Co.,

                  Freeport-McMoRan Sulphur Inc.

                            MOXY LLC

                               and

                          Brimstone LLC



                         August 1, 1998






                        TABLE OF CONTENTS

                                                             Page


ARTICLE 1 The Mergers...........................................2
     Section 1.01.  The MOXY Merger.............................2
     Section 1.02.  The FSC Merger..............................3
     Section 1.03.  Cancellation of Parent Stock................4
     Section  1.04.      Exchange  Agent;   Payment   of   Merger
              Consideration. .  . . . . . . . . . . . . . . . . 4
     Section 1.05.  Closing of MOXY and FSC Transfer Books......5
     Section 1.06.  Withholding.................................5
     Section 1.07.  Fractional Shares...........................5
     Section 1.08.  Stock-Based Awards..........................6
     Section 1.09.  Adjustments.................................6

ARTICLE 2 The Surviving Entities................................7
     Section 2.01.  MOXY Surviving LLC and FSC Surviving LLC....7

ARTICLE 3 Stockholder Approval; Effective Time; Closing.........7
     Section 3.01.  Stockholder Approval........................7
     Section 3.02.  Closing; Effective Time.....................7

ARTICLE 4 Representations and Warranties of MOXY................8
     Section 4.01.  Organization, Standing and Power............8
     Section 4.02.  Corporate Authorization.....................8
     Section 4.03.  Governmental Authorization..................9
     Section 4.04.  Non-Contravention...........................9
     Section 4.05.  Capitalization..............................9
     Section 4.06.  SEC Documents..............................10
     Section 4.07.  Compliance with Laws.......................11
     Section 4.08.  No Undisclosed Liabilities.................11
     Section 4.09.  Litigation.................................11
     Section 4.10.  Environmental Matters......................11
     Section 4.11.  ERISA......................................12
     Section  4.12.      Joint  Proxy   Statement;   Registration
          Statements...........................................14
     Section 4.13.  Absence of Certain Changes.................14
     Section 4.14.  Taxes......................................16
     Section 4.15.  Fairness Opinion...........................17
     Section 4.16.  Takeover Statutes; Charter Provisions; Rights
          Plan.................................................17
     Section 4.17.  Finders' Fees..............................17
     Section 4.18.  Contracts..................................17
     Section 4.19.  Transactions with Affiliates...............18

ARTICLE 5 Representations and Warranties of FSC................18
     Section 5.01.  Organization, Standing and Power...........18
     Section 5.02.  Corporate Authorization....................18
     Section 5.03.  Governmental Authorization.................19
     Section 5.04.  Non-Contravention..........................19
     Section 5.05.  Capitalization.............................19
     Section 5.06.  SEC Documents..............................20
     Section 5.07.  Compliance with Laws.......................20
     Section 5.08.  Undisclosed Liabilities . . . . .  . . . . 20
     Section 5.09.  Litigation . . . . . . . . . . . . . . . . 21
     Section 5.10.  Environmental Matters......................21
     Section 5.11.  ERISA......................................21
     Section  5.12.      Joint  Proxy   Statement;   Registration
          Statements...........................................23
     Section 5.13.  Absence of Certain Changes.................23
     Section 5.14.  Taxes......................................25
     Section 5.15.  Fairness Opinion...........................26
     Section 5.16.  Takeover Statutes; Charter Provisions; Rights
          Plan.................................................26
     Section 5.17.  Finders' Fees..............................26
     Section 5.18.  Contracts..................................26
     Section 5.19.  Transactions with Affiliates...............27

ARTICLE 6 Covenants............................................27
     Section 6.01.  Conduct of Business........................27
     Section 6.02.  Investigation..............................29
     Section 6.03.  Special Meetings; Proxy Material...........30
     Section 6.04.  Cooperation................................30
     Section 6.05.  Affiliates.................................31
     Section 6.06.  Insurance Extension........................31
     Section 6.07.  Filings; Other Action......................31
     Section 6.08.  Further Assurances.........................31
     Section 6.09.  Takeover Statutes..........................32
     Section 6.10.  No Solicitation............................32
     Section 6.11.  Public Announcements.......................34
     Section 6.12.  Indemnification and Insurance..............34
     Section 6.13.  Accountants' "Comfort" Letters.............35
     Section 6.14.  Additional Reports.........................35
     Section 6.15.  No Purchase................................36
     Section 6.16.  Notice of Certain Events...................36
     Section 6.17.  Certain Litigation.........................36

ARTICLE 7 Conditions to the Mergers............................36
     Section 7.01.  Conditions to Both Mergers.  ..............36
     Section 7.02.  Additional Conditions to the MOXY Merger...37
     Section 7.03.  Additional Conditions to the FSC Merger....38

ARTICLE 8 Termination, Waiver and Amendment....................39
     Section 8.01.  Termination or Abandonment.................39
     Section 8.02.  Amendment .................................40
     Section 8.03.  Extension of Time, Waiver, Etc.............40

ARTICLE 9 Miscellaneous........................................41
     Section 9.01.  No Survival of Representations and Warranties
          .....................................................41
     Section 9.02.  Expenses...................................41
     Section 9.03.  Counterparts; Effectiveness................42
     Section 9.04.  Governing Law; Consent to Jurisdiction.....42
     Section 9.05.  WAIVER OF JURY TRIAL.......................42
     Section 9.06.  Notices....................................42
     Section 9.07.  Assignment; Binding Effect.................43
     Section 9.08.  Severability...............................43
     Section 9.09.  Entire Agreement: Benefits . . . . . . . . 43
     Section 9.10.  Headings...................................44


                     TABLE OF DEFINED TERMS


Affiliate  . . . . . . .  4.19               Mergers ...............1.02(a)
Affiliate Agreement . . . 6.05               Merger Shares . . . . .1.04(a)
Agreement.............Preamble               MOXY . . . . . . . . .Preamble
Bear Stearns  . .   . .1.01(c)               MOXY Benefit Arangements.4.11(e)
Closing . . . . . . . . . 3.02               MOXY Board of
Closing Date..............3.02               Directors.............Preamble
Code......................1.06               MOXY Common Stock......1.01(b)
Confidentiality Agreement.6.02               MOXY Conversion
Delaware Law ..........1.01(a)               Ratio..................1.01(b)
Effective Time ...........3.02               MOXY Employee Plans....4.11(a)
Environmental Claims...4.10(b)               MOXY Merger ...........1.01(a)
Environmental Laws.....4.10(a)               MOXY Merger Sub ......Preamble
ERISA .................4.11(a)               MOXY Preferred Stock...4.05(a)
ERISA Affiliate .......4.11(a)               MOXY SEC Documents .......4.06
Exchange Act...........4.03(c)               MOXY Special Meeting......3.01
Exchange Agent ........1.04(a)               MOXY Surviving LLC ....1.01(a)
FSC...................Preamble               Multiemployer Plan.....4.11(b)
FSC Benefits Arrangements5.11(e)             NYSE .....................1.07
FSC Board of DirectorsPreamble               Old Certificate .......1.04(b)
FSC Common Stock ......1.02(b)               Parent ...............Preamble
FSC Conversion Ratio...1.02(b)               Parent Common Stock ...1.01(b)
FSC Employee Plans.....5.11(a)               Person ................4.01(b)
FSC Merger.............1.02(a)               Registration
FSC Merger Sub........Preamble               Statement..............6.04(a)
FSC Preferred Stock ...5.05(a)               SEC....................1.08(e)
FSC SEC Documents.........5.06               Securities Act.........1.08(e)
FSC Special Meeting.......3.01               Special Committees....Preamble
FSC Surviving LLC......1.02(a)               Special Meeting...........3.01
GAAP ..................4.06(f)               Stock-Based Awards.....1.08(a)
Holders ...............1.04(a)               Subject Entity............6.05
HSR Act ...............4.03(b)               Subsidiary.............4.01(b)
Indemnified Party(ies) 6.12(b)               Substitute Option......1.08(a)
Indemnified Person. .  6.12(a)               Taxes..................4.14(a)
                                             Taxing Authorities.....4.14(a)
                                             Tax Return.............4.14(a)
Joint Proxy Statement.....3.01               Termination Date..........6.01
Lehman   . . . . . . . .                     Third          Party
 . . . . . . 1.02(c)                          Acquisition Proposal......6.10
Lien...................4.04(d)
Losses.................4.10(c)
Material Adverse Effect4.01(b)
Merger Consideration ..1.04(a)




                  AGREEMENT AND PLAN OF MERGERS


     This Agreement and Plan of Mergers (the "Agreement"), dated as of August 1, 1998, is by and among McMoRan Exploration Co., a Delaware corporation ("Parent"), McMoRan Oil & Gas Co., a Delaware corporation ("MOXY"), Freeport-McMoRan Sulphur Inc., a Delaware corporation ("FSC"), MOXY LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("MOXY Merger Sub"), and Brimstone LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("FSC Merger Sub").

                       W I T N E S S E T H

     WHEREAS, the respective boards of directors of MOXY and FSC (the "MOXY Board of Directors" and the "FSC Board of Directors," respectively, and, collectively, the "Boards of Directors") have established special committees (the "MOXY Special Committee" and the "FSC Special Committee," respectively, and, collectively, the "Special Committees"), and charged them with considering a possible business combination between MOXY and FSC and making recommendations to their respective Boards of Directors with respect thereto;

     WHEREAS, the Special Committees deem it advisable and in the best interests of MOXY and FSC, respectively, and of their respective stockholders, that such corporations become subsidiaries of Parent pursuant to mergers of MOXY and FSC into MOXY Merger Sub and FSC Merger Sub, respectively;

     WHEREAS, the Boards of Directors, acting on the recommendations of their respective Special Committees, deem it advisable and in the best interests of MOXY and FSC, respectively, and of their respective stockholders, that such corporations become subsidiaries of Parent pursuant to mergers of MOXY Merger Sub and FSC Merger Sub, respectively, as set forth herein;

     WHEREAS, in such mergers the stockholders of MOXY and FSC would become stockholders of Parent based on the conversion ratios provided for herein; and

     WHEREAS, Parent is a newly-formed corporation, 50% of the capital stock of which is owned by MOXY and 50% of the capital stock of which is owned by FSC;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements, and subject to the conditions specified herein, the parties hereto agree as follows:


                            ARTICLE 1
                           The Mergers

     Section 1.01.  The  MOXY Merger.

     (a) At the Effective Time, MOXY shall be merged (the "MOXY Merger") with and into MOXY Merger Sub in accordance with the General Corporation Law and the Limited Liability Company Act of the State of Delaware ("Delaware Law"), whereupon the separate existence of MOXY shall cease, and MOXY Merger Sub shall be the surviving limited liability company (the "MOXY Surviving LLC"). From and after the Effective Time, the MOXY Surviving LLC shall possess all the rights, privileges, powers and franchises, and shall be subject to all of the restrictions and duties, of MOXY and MOXY Merger Sub, all as provided under Delaware Law.

     (b)  Pursuant to the MOXY Merger, at the Effective Time:

          (i) each share of common stock, par value $0.01 per share, of MOXY ("MOXY Common Stock") outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.01(b)(ii) or Section 1.07, be converted into 0.200 (the "MOXY Conversion Ratio") shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock");

          (ii) each share of MOXY Common Stock held by MOXY as treasury stock or owned by MOXY or FSC or any Subsidiary of MOXY or FSC immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

          (iii) each membership interest of MOXY Merger Sub shall remain outstanding as a membership interest of MOXY Surviving LLC and shall constitute the only membership interests of the MOXY Surviving LLC outstanding as of such time.

Each share of Parent Common Stock issued pursuant to this Agreement shall be accompanied by a right issued pursuant to a rights plan substantially comparable to the FSC rights plan, subject to such changes as shall be approved by the Board of Directors of Parent.

     (c) MOXY hereby represents that (i) the MOXY Special Committee has unanimously (A) determined that the terms of this Agreement and the MOXY Merger are fair to and in the best interests of MOXY's stockholders and (B) recommended that this Agreement and the MOXY Merger be approved by the full MOXY Board of Directors, and (ii) the MOXY Board of Directors, at a meeting duly called and held, and acting on such unanimous recommendation of the MOXY Special Committee, has unanimously (A) determined that this Agreement and the MOXY Merger are fair to and in the best interests of MOXY's stockholders, (B) approved this Agreement and the MOXY Merger, which approval satisfies in full the requirements of Delaware Law that the Agreement be approved by MOXY's Board of Directors and (C) resolved to recommend approval and adoption of this Agreement and the MOXY Merger by its stockholders; provided, that such recommendation may be withdrawn, modified or amended to the extent the MOXY Board of Directors has made a good faith, reasonable judgment to do so in the exercise of its fiduciary duties under applicable law, after consultation with its legal counsel. MOXY further represents that Bear, Stearns & Co. Inc. ("Bear Stearns") has delivered to the MOXY Special Committee its written opinion that, as of the date of such opinion, the MOXY Conversion Ratio is fair to the holders of MOXY Common Stock from a financial point of view. MOXY has been advised that all of its directors and executive officers who hold MOXY Common Stock intend to vote in favor of the MOXY Merger.

     Section 1.02.  The FSC Merger.

     (a) At the Effective Time, FSC shall be merged (the "FSC Merger" and, together with the MOXY Merger, the "Mergers") with and into FSC Merger Sub in accordance with Delaware Law, whereupon the separate existence of FSC shall cease, and FSC Merger Sub shall be the surviving limited liability company (the "FSC Surviving LLC"). From and after the Effective Time, the FSC Surviving LLC shall possess all the rights, privileges, powers and franchises, and shall be subject to all of the restrictions and duties, of FSC and FSC Merger Sub, all as provided under Delaware Law.

     (b)  Pursuant to the FSC Merger, at the Effective Time:

          (i) each share of common stock, par value $0.01 per share, of FSC ("FSC Common Stock") outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(b)(ii) or in Section 1.07, be converted into 0.625 (the "FSC Conversion Ratio") shares of Parent Common Stock;

          (ii) each share of FSC Common Stock held by FSC as treasury stock or owned by FSC or MOXY or any Subsidiary of FSC or MOXY immediately prior to the Effective time shall be canceled, and no payment shall be made with respect thereto; and

          (iii) each membership interest of FSC Merger Sub shall remain outstanding as a membership interest of FSC Surviving LLC and shall constitute the only membership interests of FSC Surviving LLC outstanding as of such time.

Each share of Parent Common Stock issued pursuant to this Agreement shall be accompanied by a right issued pursuant to a rights plan substantially comparable to the FSC rights plan, subject to such changes as shall be approved by the Board of Directors of Parent.

     (c) FSC hereby represents that (i) the FSC Special Committee has unanimously (A) determined that the terms of this Agreement and the FSC Merger are fair to and in the best interests of FSC's stockholders and (B) recommended that this Agreement and the FSC Merger be approved by the full FSC Board of Directors, and (ii) the FSC Board of Directors, at a meeting duly called and held, and acting on such unanimous recommendation of the FSC Special Committee, has unanimously (A) determined that this Agreement and the FSC Merger are fair to and in the best interests of FSC's stockholders, (B) approved this Agreement and the FSC Merger, which approval satisfies in full the requirements of Delaware Law that the Agreement be approved by FSC's Board of Directors and (C) resolved to recommend approval and adoption of this Agreement and the FSC Merger by its stockholders; provided, that such recommendation may be withdrawn, modified or amended to the extent the FSC Board of Directors has made a good faith, reasonable judgment to do so in the exercise of its fiduciary duties under applicable law, after consultation with its legal counsel. FSC further represents that Lehman Brothers Inc. ("Lehman") has delivered to the FSC Special Committee its written opinion that, as of the date of such opinion, the FSC Conversion Ratio is fair to the holders of FSC Common Stock from a financial point of view. FSC has been advised that all of its directors and executive officers who hold FSC Common Stock intend to vote in favor of the FSC Merger.

     Section 1.03.Cancellation of Parent Stock. The shares of capital stock of Parent owned by MOXY and FSC immediately prior to the Effective Time shall be canceled immediately upon consummation of the MOXY Merger and the FSC Merger, respectively.

     Section  1.04.      Exchange  Agent;   Payment   of   Merger
Consideration.

     (a) As soon as reasonably practicable after the Effective Time, Parent shall deposit or cause to be deposited with Chase Mellon Shareholder Services, L.L.C. or such other institution as may be designated by Parent, as exchange agent ("Exchange Agent"), for the benefit of the holders of MOXY Common Stock and FSC Common Stock (collectively, the "Holders"), (i) certificates representing the number of whole shares of Parent Common Stock (the "Merger Shares") to which each Holder has become entitled pursuant to Section 1.01 or 1.02, as the case may be, and (ii) the cash in lieu of any fractional shares to which a Holder is entitled as provided in Section 1.07 (such cash and the Merger Shares, together, the "Merger Consideration").

     (b) As soon as reasonably practicable after the Effective Time, and in any event within 30 days after the Effective Time, the Exchange Agent shall mail to each Holder of record as of the Effective Time, a form of letter of transmittal and instructions for use in effecting the surrender of the certificates representing MOXY Common Stock or FSC Common Stock, as the case may be (each such certificate, an "Old Certificate"), in exchange for the Merger Consideration. Upon the proper delivery and surrender to the Exchange Agent of an Old Certificate, together with a duly completed and executed letter of transmittal, the record Holder of the Old Certificate shall be entitled to receive, and the Exchange Agent (pursuant to irrevocable instructions from Parent) shall deliver to such record Holder, in exchange therefor (i) a certificate representing the Merger Shares to which such Holder shall have become entitled pursuant to Section 1.01 or 1.02, as the case may be, and (ii) if applicable, cash  in lieu  of fractional  shares as  provided  in
Section 1.07. Any Old Certificate delivered to the Exchange Agent with a duly completed and executed letter of transmittal shall be canceled. Until so delivered, each Old Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration as set forth in this Agreement. No interest will accrue or be paid on any portion of the Merge Consiideration payable upon the surrender of an Old Certificate. Any Holder whose Old Certificate has been lost or destroyed may obtain the Merger Consideration into which the MOXY Common Stock or FSC Common Stock, as the case may be, represented by the lost Old Certificate has been converted pursuant to Section 1.01 or 1.02, as the case may be, provided such Holder delivers to Parent and the Exchange Agent a statement certifying to the fact of such loss or destruction and posts a bond in such amount as Parent may reasonably direct as indemnity against any loss or expense that either Parent or the Exchange Agent may incur as a result of the lost or destroyed Old Certificate being thereafter surrendered to Parent or the Exchange Agent. In the event of a transfer of ownership of any MOXY Common Stock or FSC Common Stock prior to the Effective Time that is not registered in the transfer records of MOXY or FSC, as the case may be, the Merger Consideration may be delivered to a transferee if the Old Certificate representing the stock so transferred is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable transfer taxes have been paid or are not payable. All deliveries and payments that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities, except as may be required otherwise by law.

     (c) No dividends payable with respect to any Merger Shares shall be paid to persons entitled to receive such Merger Shares until such persons have surrendered their Old Certificates (or required documentation with respect to lost or destroyed Old Certificates) to the Exchange Agent in accordance with Section 1.04(b). As soon as practicable after such surrender, there shall be paid to the person in whose name the Merger Shares shall be issued any dividends on such Merger Shares that have a record date prior to the date of such surrender. If the payment date for such dividend is after the date of such surrender, payment shall be made on such payment date. In no event will any person entitled to receive Merger Shares be entitled to interest on any dividend declared or paid with respect to Merger Shares.

     (d) Any Old Certificates that have not been surrendered to the Exchange Agent or properly certified as lost or destroyed within one year after the Effective Time shall be delivered to Parent, upon demand, and any Holder who has not theretofore complied with Section 1.04(b) shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable for any cash or securities delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 1.05. Closing of MOXY and FSC Transfer Books. At the Effective Time, the stock transfer books of MOXY and FSC shall be closed and no transfers of MOXY Common Stock or FSC
Common Stock shall thereafter be made.

     Section  1.06.     Withholding. Parent  shall be entitled to
deduct and  withhold from  the  consideration  otherwise  payable
pursuant  to   this Agreement to any Holder such amounts as Parent
may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended
(the "Code"),or any provision  of state,  local or foreign  tax law.
To the extent that such amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of whom such deduction and withholding were made.

     Section 1.07. Fractional Share. No fractional shares of Parent Common Stock shall be issued in connection with the MOXY Merger or FSC Merger, but in lieu thereof each holder of MOXY Common Stock or FSC Common Stock otherwise entitled to a fractional share of Parent Common Stock (considering all Old Certificates held of record by such holder together) shall be entitled to receive a cash payment in an amount equal to such fraction of a share of Parent Common Stock multiplied by the closing price of a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") or Nasdaq National Market, as the case may be, on the first trading day following the date on which the Effective Time shall occur.


     Section 1.08.   Stock-Based  Awards.

     (a) At the Effective Time, each outstanding option to purchase shares of MOXY Common Stock or FSC Common Stock and each outstanding stock appreciation right and stock incentive unit with respect to MOXY Common Stock or FSC Common Stock granted under any of MOXY's or FSC's incentive plans (the "Stock-Based Awards"), whether vested or unvested, shall be canceled, and, in substitution therefor, Parent shall issue an option to purchase Parent Common Stock on the terms and conditions described herein
(each  such  replacement   option,  a   "Substitute  Option").
Substitute Options shall be issued under a Parent incentive plan to be adopted at or prior to the Effective Time.

     (b) The number of shares of Parent Common Stock subject to each Substitute Option shall equal the number of shares subject to the original Stock-Based Award multiplied by the MOXY Conversion Ratio for each MOXY Stock-Based Award, and the FSC Conversion Ratio for each FSC Stock-Based Award. The exercise price of each Substitute Option shall equal the exercise price of each original Stock-Based Award divided by the MOXY Conversion Ratio for each MOXY Stock-Based Award and the FSC Conversion Ratio for each FSC Stock-Based Award.

     (c) Each Substitute Option will have the same vesting schedule as that of the related Stock-Based Award. Each Substitute Option will have the same term and substantially the same other conditions as that of the related Stock-Based Award.

     (d)  Prior to the Effective Time, each of MOXY and FSC shall
(i) use commercially reasonable efforts to obtain consents from holders of any Stock-Based Awards to the extent Parent determines such consents to be advisable and (ii) make any amendments to the terms of any of its incentive plans or arrangements, in each case as necessary to give effect to the transactions contemplated by this Section 1.08.

     (e) As soon as practicable after the Effective Time, Parent shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 with respect to the shares of Parent Common Stock underlying the Substitute Options and shall use its reasonable best efforts to have such registration statement declared effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act").

     Section 1.09. Adjustments. If, prior to the Effective Time, any change in the outstanding shares of capital stock of MOXY or FSC shall occur, including by reason of any reclassification, stock split, stock dividend, combination, exchange or adjustment of shares, or a record date for any of the foregoing shall be etaablished, then the MOXY Conversion Raattiio or the FSC Conversion Ratio, as the case may be sshall be appropriately and proportionally adjusted.



                            ARTICLE 2
                     The Surviving Entities

     Section 2.01.  MOXY Surviving  LLC and FSC Surviving LLC

     (a) At the Effective Time, the respective certificates of incorporation and by-laws of MOXY and FSC shall be canceled.

     (b) The respective certificates of formation and operating agreements of the MOXY Surviving LLC and the FSC Surviving LLC in effect at the Effective Time shall continue to be the certificates of formation and operating agreements of the MOXY Surviving LLC and the FSC Surviving LLC, respectively, after the Effective Time, until amended in accordance with applicable law.

     (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the officers of MOXY and FSC at the Effective Time shall be the officers of the MOXY Surviving LLC and the FSC Surviving LLC, respectively, and (ii) the Board of Directors of Parent shall consist of all of the members of the Boards of Directors of MOXY and FSC at the Effective Time.

                            ARTICLE 3
           Stockholder Approval; Effective Time; Closing

Section 3.01.  Stockholder  Approval. Subject to the terms and conditions
contained   herein,   this   Agreement   and   the   transactions
contemplated hereby shall  be submitted for  approval (i) to  the holders of shares of  MOXY Common Stock at  a special meeting  of stockholders to be duly held for such purpose by MOXY (the  "MOXY
Special Meeting") and (ii) to the holders of shares of FSC Common
Stock at a special  meeting of stockholders to  be duly held  for such purpose by FSC (the "FSC Special Meeting" and, together with the MOXY Special Meeting, the "Special Meetings").  MOXY and  FSC
shall coordinate and cooperate with respect to the timing of  the
Special Meetings and shall endeavor to hold such meetings on  the
same day and as soon as practicable after the date hereof.   Each
of  MOXY   and  FSC   shall  recommend   that  their   respective
stockholders  approve   and   adopt  this   Agreement   and   the
transactions contemplated hereby  and such recommendations  shall be contained  in  the  Joint  Proxy  Statement  (defined  below);
provided,  that  nothing  herein  shall  prevent  the  Board   of
Directors of either MOXY or FSC from withdrawing or modifying its recommendation if such Board of Directors has made a good  faith, reasonable judgment, after consultation with its, or its  Special
Committee's, legal  counsel,  that the  failure  to do  so  would violate applicable law or  its fiduciary duties under  applicable
law.   The letters  to stockholders,  notices of  meeting,  joint proxy statement and prospectus and forms of proxies to be distributed to stockholders of MOXY and FSC in connection with the Mergers, and any schedules required to be filed with the SEC in connection therewith, are collectively referred to herein as the "Joint Proxy Statement."

Section 3.02. Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana
70170 at 10:00 a.m., local time, on the second business day after satisfaction or waiver of the conditions set forth in Article 7, or at such other time  and place as MOXY  and FSC may agree  (the
"Closing Date").   On the  Closing Date,  Certificates of  Merger
relating to the MOXY Merger and the FSC Merger, each specifying that the Merger to which it relates shall become effective at such date and time as are specified therein (which date and time shall be the same for each Merger), shall be filed with the Delaware Secretary of State by MOXY and FSC, respectively, in accordance with Delaware Law, and the Mergers shall become effective simultaneously in accordance with the terms of such Certificates of Merger (such time and date being referred to as the "Effective Time").

                            ARTICLE 4
              Representations and Warranties of MOXY

     MOXY represents and warrants to FSC as follows:

     Section 4.01.    Organization,  Standing  and  Power

     (a) Each of MOXY and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as now conducted. Each of MOXY and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the business it is conducting, or other operation, ownership or leasing of its properties, makes such qualification necessary, other than jurisdictions where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect on MOXY. MOXY has previously made available to FSC complete and correct copies of its certificate of incorporation and by-laws.

     (b)  As used in this Agreement:

          (i) "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other entity in which such Person holds, directly or indirectly, more than 50% of the securities or other ownership interests the holders of which are generally entitled to vote with respect to the election of the members of the board of directors or other governing body thereof or such Person otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management and policies thereof;

          (ii) "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; and

          (iii) "Material Adverse Effect" means, as to any Person, a material adverse change in the business, assets, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole.

     Section 4.02. Corporate Authorization. The execution, delivery and performance by MOXY of this Agreement and the consummation by
MOXY of the  transactions contemplated hereby  are within  MOXY's corporate powers and, except for  approval of this Agreement  and the MOXY Merger by MOXY's stockholders, have been duly authorized
by  all  necessary  corporate  action.    Without  limiting   the
generality of the foregoing, the Board  of Directors of MOXY  has unanimously adopted  a  resolution adopting  and  approving  this
Agreement.  The affirmative vote of a majority of the outstanding shares of MOXY  Common Stock  is the only  vote of  any class  or series of MOXY's  capital stock  necessary to  approve and  adopt thhiiss Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by MOXY and constitutes a valid  and binding agreement  of MOXY,  enforceable
against MOXYY   in  accordance  with  its  terms,  subject  to  (a)
bankruptcy, insolvency, moratorium and other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 4.03. Governmental Authorization. The execution, delivery and performance by MOXY of this Agreement and the consummation of the MOXY Merger by MOXY require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a Certificate of Merger in accordance with Delaware Law, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) compliance with any applicable requirements of the Securities Act, the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and any applicable
Blue Sky laws; and (d) compliance with such other applicable regulatory requirements as would not have a Material Adverse
Effect on MOXY.

Section 4.04. Non-Contravention. Except as disclosed in Schedule 4.04, the execution, delivery and performance by MOXY of this Agreement and the consummation by MOXY of the transactions contemplated  hereby do  not  and  will  not  (a)  contravene  or  conflict  with  the certificate of  incorporation or  by-laws of  MOXY, (b)  assuming
compliance  with  the  matters  referred  to  in  Section   4.03,
contravene, conflict  with  or  constitute  a  violation  of  any provision of any law, regulation, judgment, injunction, order  or decree  binding  upon  or  applicable  to  MOXY  or  any  of  its
Subsidiaries, (c) constitute  a default  (or an  event that  with notice, the lapse  of time or  both would become  a default),  or give rise to a right of termination, cancellation or acceleration of any right or obligation, under any provision of any agreement, contract or  other instrument  binding upon  MOXY or  any of  its
Subsidiaries, or (d) result in the creation or imposition of  any
Lien on any asset of MOXY or any of its Subsidiaries, except  for such contraventions,  conflicts  or  violations  referred  to  in clause (b), (c)  or (d) that  would not, individually  or in  the aggregate, reasonably  be expected  to  have a  Material  Adverse
Effect on MOXY.   For purposes of  this Agreement, "Lien"  means,
with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     Section  4.05.    Capitalization.

          (a) As of the date hereof, the authorized capital stock of MOXY consists of 150,000,000 shares of MOXY Common Stock, and 50,000,000 shares of preferred stock, par value $0.01 per share (the "MOXY Preferred Stock"). At the close of business on June 30, 1998, (i) 42,887,380 shares of MOXY Common Stock were issued and outstanding and no shares were held in its treasury, (ii) 5,196,792 shares of MOXY Common Stock were reserved for issuance pursuant to outstanding options to acquire MOXY Common Stock (of which options to purchase an aggregate of 2,304,053 shares of MOXY Common Stock were exercisable), and
(iii) no shares of MOXY Preferred Stock were issued or outstanding. All outstanding shares of MOXY Common Stock have been validly issued and are fully paid and nonassessable. Except for the outstanding stock options covering 5,196,792 shares of MOXY Common Stock, as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements to which MOXY or any of its Subsidiaries is a party, or by which it is bound, obligating MOXY or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any shares of capital stock or other voting securities of MOXY or any of its Subsidiaries or obligating MOXY or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call right, commitment or agreement.

     (b) Except as disclosed in any of the MOXY SEC Documents, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of MOXY is owned by MOXY, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     Section 4.06.SEC Documents. MOXY has previously furnished to FSC true and complete copies of the following (collectively, the "MOXY SEC
Documents"):

     (a) MOXY's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1995 through 1997;

     (b)  MOXY's Quarterly Reports  on Form 10-Q  filed with  the
SEC for the quarter ended March 31, 1998;

     (c) each definitive proxy statement filed by MOXY with the SEC since December 31, 1995;

     (d)  each final prospectus filed by MOXY with the SEC  since
December 31, 1995, except any final prospectus included in a registration statement on Form S-8;

     (e) all Current Reports on Form 8-K filed by MOXY with the SEC since December 31, 1995; and

     (f) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1995.

     As of their respective dates, such MOXY SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the MOXY SEC Documents (including any related notes and schedules) present fairly the financial position of MOXY and its consolidated
Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods covered thereby (subject, in the case of unaudited interim period statements, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 1995, MOXY has timely filed all reports, registration statements and other filings required to be filed by it with the SEC.

 Section 4.07. Compliance with Laws. Since December 31, 1995, the businesses of MOXY and its Subsidiaries have not and are not being conducted in violation of,  nor were they  conducted in  violation of,  any law, ordinance or regulation of any governmental entity (provided that no representation or warranty is  made in this ecction  4.07 with respect to Environmental Laws), except as disclosed in any of the MOXY SEC Documents and except for such violations as would not, individually or in the aggregate, have a Material Adverse
Effect on MOXY.

     Section 4.08. No Undisclosed Liabilities. As of March 31, 1998, neither MOXY nor any of its Subsidiaries had any liabilities or obligations of any nature, whether absolute, accrued, contingent, determined, determinable or otherwise, that would be required by
GAAP to be reflected on a consolidated balance sheet of MOXY  and its Subsidiaries (or in the notes thereto) and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, except (a) liabilities or obligations reflected in the financial statements
included  in  the   MOXY  SEC  Documents,   (b)  liabilities   or
obligations  incurred  in   the  ordinary   course  of   business
consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MOXY, and (c) liabilities and obligations under this Agreement.

     Section  4.09.      Litigation.
 As  of  the date  of  this   Agreement,   except   as
disclosed in any of the MOXY SEC Documents, there is no (i) class action litigation pending or, to the best knowledge of MOXY, threatened against or affecting MOXY or any of its Subsidiaries,
(ii) other suit, action or proceeding pending (or any known basis therefor) or, to the best knowledge of MOXY, threatened against or affecting MOXY or any of its Subsidiaries or any of their respective properties that could reasonably be expected to have a Material Adverse Effect on MOXY or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Mergers or any of the other transactions contemplated hereby, or
(iii) judgment, decree, injunction, rule or order of any court, governmental entity or arbitrator outstanding against MOXY or any of its Subsidiaries, if determined adversely to MOXY, that is reasonably likely to have a Material Adverse Effect on MOXY or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Mergers or any of the other transactions contemplated hereby.

     Section 4.10. Environmental Matters. Except as previously disclosed in writing to FSC or described in the MOXY SEC Documents, (a) each of MOXY and its Subsidiaries is  in material compliance with  all applicable federal, state, local  and foreign laws,  regulations, rules, orders, decrees, treaties, judicial decisions,  judgments, injunctions, permits  and governmental  restrictions relating  to pollution or  protection  of  human  health  or  the  environment
(including,  without  limitation,  ambient  air,  surface  water, ground water, land surface  or subsurface strata)  (collectively,
"Environmental Laws"), except  for such  non-compliance as  would not, individually or in the aggregate, reasonably be expected  to have a  Material  Adverse  Effect  on  MOXY,  and,  to  the  best knowledge of MOXY, there are no circumstances that are reasonably likely to materially prevent or interfere with such compliance in
the  next  three  years,  (b)  neither   MOXY  nor  any  of   its
Subsidiaries has  received  written notice  of  or, to  the  best knowledge of MOXY,  is  the  subject of, any  actions, causes  of action, claims,  investigations, demands,  notices, requests  for information, complaints,  suits  or  proceedings  by  any  Person alleging liability under or non-compliance with any Environmental
Law  ("Environmental   Claims")  that   are  reasonably   likely,
individually or  in the  aggregate, to  have a  Material  Adverse
Effect on MOXY; and  (c) as of March  31, 1998, neither MOXY  nor any of its Subsidiaries had any liabilities or obligations of any nature whether absolute,  accrued, contingent  or otherwise,  and whether  relating  to  MOXY,  any  of  its  Subsidiaries  or  any predecessor entities of MOXY or any of its Subsidiaries,  arising
under  or  relating   to  any  Environmental   Law,  except   for
liabilities or obligations that would not, (i) individually or in the aggregate, be reasonably  expected to result in  liabilities, losses, damages  or  expenses  of  any  kind,  including  without limitation capital  expenditures ("Losses"),  in excess  of  $5.0 million during the five-year period beginning on the date hereof or (ii) individually or in the aggregate, have a Material Adverse
Effect on MOXY (taking into account any applicable reserves).

     Section 4.11.  ERISA.

     (a) Schedule 4.11 contains a list identifying each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), that is (i) subject to any provision of ERISA and (ii) maintained, administered or contributed to by MOXY or any ERISA Affiliate and covers any employee or former employee of MOXY or any Subsidiary of MOXY or under which MOXY or any Subsidiary of MOXY has or may have any liability. Copies of such plans (and if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to FSC together with (A) any recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "MOXY Employee Plans." For purposes of this Agreement, an "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

     (b) Except as set forth in Schedule 4.11, no MOXY Employee Plan (i) constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA (a "Multiemployer Plan"), (ii) is maintained in connection with any trust described in Section 501(c)(9) of the Code or (iii) is subject to Title IV of ERISA. Neither MOXY nor any ERISA Affiliate of MOXY has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction of a type described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or reasonably expects to incur prior to the Effective Time, (1) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (2) any liability under Section 4971 of the Code that in either case could become a liability of Parent or any of its Subsidiaries after the
Effective Time. Nothing done or omitted to be done, and no transaction or holding of any asset under or in connection with any MOXY Employee Plan, has made or will make MOXY or any Subsidiary of MOXY, or any officer or director of MOXY or any Subsidiary of MOXY, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that individually or in the aggregate could have a Material Adverse Effect on MOXY.

     (c) With respect to each MOXY Employee Plan that is intended to be qualified under Section 401(a) of the Code, MOXY has received a favorable determination letter that the plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and, to the best knowledge of MOXY, no event has occurred since the date of such determination that would adversely affect such qualification and exception. MOXY has made available to FSC copies of the most
recent  Internal  Revenue  Service  determination  letters   with
respect to each such Plan. Each MOXY Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, that are applicable to such Plan including but not limited to ERISA and the Code.

     (d) Except as set forth in Schedule 4.11, there is no contract, agreement, plan or arrangement covering any employee or former employee of MOXY or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 280G of the Code.

     (e) MOXY has provided FSC with a list of each employment, severance and other similar contract, arrangement or policy, and each plan or arrangement (whether written or oral but excluding any state mandated program or policy) providing for insurance coverage (including any self-insured arrangements), with respect to workers' compensation benefits, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a MOXY Employee Plan, (ii) has been entered into, maintained or contributed to, as the case may be, by MOXY or any of its ERISA Affiliates and (iii) covers any employee or former employee of MOXY or any of its Subsidiaries. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to FSC, are referred to collectively herein as the "MOXY Benefit Arrangements." Each MOXY Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

     (f) Except as set forth in Schedule 4.11, neither MOXY nor any Subsidiary of MOXY has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of MOXY or any Subsidiary of MOXY, except as required to avoid excise taxes under Section 4980B of the Code. No condition exists that would prevent MOXY or any Subsidiary of MOXY from amending or terminating any MOXY Employee Plan or MOXY Benefit Arrangement providing health or medical benefits in respect of any active, former or retired employee of MOXY or any of its Subsidiaries.

     (g) Except as set forth in Schedule 4.11, there has been no amendment to, written interpretation or announcement (whether or not written) by MOXY or any of its Subsidiaries relating to, or change in employee participation or coverage under, any MOXY Employee Plan or MOXY Benefit Arrangement that would increase materially the expense of maintaining such MOXY Employee Plan or MOXY Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1997.

     (h) There is no unfair labor practice complaint pending or, to the best knowledge of MOXY, threatened against MOXY or any of its Subsidiaries before the National Labor Relations Board that would reasonably be expected to have a Material Adverse Effect on MOXY.

     (i) Except as set forth in Schedule 4.11, there is no issue with respect to any MOXY Employee Plan or MOXY Benefit Arrangement that is now, or within the last twelve months has been, under examination by the Internal Revenue Service or the Department of Labor. There is no (i) pending investigation by any governmental or regulatory agency or authority involving or relating to any MOXY Employee Plan or MOXY Benefit Arrangement, or (ii) threatened or pending claim (except for claims for benefits payable in the normal operations of the MOXY Employee Plans or MOXY Benefit Arrangement), suit or proceeding against any MOXY Employee Plan or MOXY Benefit Arrangement or asserting any rights or claims to benefits under any MOXY Employee Plan or MOXY Benefit Arrangement that could reasonably be expected to have a Material Adverse Effect on MOXY.

     Section  4.12.      Joint  Proxy   Statement;   Registration
Statements.  None  of  the  information  with   respect
to MOXY or its Subsidiaries or the MOXY Merger to be included in the Joint Proxy Statement or the Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the MOXY Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by MOXY with respect to information relating to FSC or its Subsidiaries. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     Section 4.13. Absence of Certain Changes. Since March 31, 1998, each of MOXY and its Subsidiaries has conducted its business in the ordinary course consistent with past practice and has not, except as set forth on Schedule 4.13:

     (a) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of MOXY or any of its Subsidiaries or repurchased, redeemed or acquired any outstanding shares of capital stock or other securities of, or other ownership interests in, MOXY or any of its Subsidiaries;

     (b)  amended any term of any of its outstanding securities;

     (c) incurred, assumed or guaranteed any indebtedness from any third party for borrowed money other than in the ordinary course of business;

     (d) created or assumed any Lien on any material asset, other than in the ordinary course of business consistent with past practices;

     (e) loaned, advanced or contributed to, or invested in, any Person other than (i) loans, advances or capital contributions to or investments in wholly owned Subsidiaries of MOXY, (ii) investments in securities consistent with past practice or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $1.0 million;

     (f) incurred any damage, destruction or other casualty loss (whether or not covered by insurance) affecting its business or assets that, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect on MOXY;

     (g) engaged in any transaction or entered into or amended any agreement relating to its assets or businesses (including, without limitation, the acquisition or disposition of any assets)
or relinqished any contract,  license or other right  that,   in
any such case, individually or in the aggregate, has had or my reasonably be expected to have a Material Adverse Effect on MOXY, other than transactions or agreements contemplated by this Agreement;

     (h)  changed  any   method  of   accounting  or   accounting
principle or practice, except for any such change required by reason of a concurrent change in GAAP;

     (i) except in the ordinary course of business consistent with past practices, (A) granted any severance or termination pay to, or entered into any employment, termination, severance, deferred compensation or other similar arrangement with, any of its directors, officers or employees; (B) amended in any material respect any employment, termination, severance, deferred compensation or other similar arrangement with any of its directors, officers or employees (it being understood that any increase or acceleration of benefits under any such agreement or arrangement shall be deemed material); (C) established, adopted, entered into, amended or otherwise accelerated or enhanced any rights or benefits under, (i) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (ii) any bonus, profit sharing, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; or (D) increased the compensation or benefits of any other employees or payment of any benefit not required by any plan or arrangement as in effect on March 31, 1998;

     (j) except such contracts as would not be material to MOXY and its Subsidiaries as a whole, entered into any contract limiting the right of MOXY or any of its Subsidiaries at any time on or after the date of this Agreement or Parent or any of its Subsidiaries at or after the Effective Time, to engage in, or to compete with any Person in, any business;

     (k) entered into any acquisition or joint venture that is material to MOXY and its Subsidiaries, taken as a whole;

     (l) amended its articles of incorporation, by-laws or similar organizational documents;

     (m) been the subject of any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of its employees, which employees were not subject to a collective bargaining agreement at March 31, 1998, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

     (n) been subject to any event, occurrence or development that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on MOXY, except for general economic changes, changes that affect the industry of MOXY or any of its Subsidiaries generally, and changes in MOXY's business after the date hereof attributable solely to the execution of this Agreement or actions taken by Parent.

     Section 4.14.  Taxes.

     (a) For purposes of this Agreement, "Taxes" means all United States Federal, state, local and foreign taxes, levies and other assessments, including, without limitation, all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, unemployment insurance payments, excise, real property and personal property taxes, any other taxes, assessments or similar charges in the nature of a tax, including without limitation, interest, additions to tax, fines and penalties, imposed by a governmental or public body, agency, official or authority (the "Taxing Authorities"). For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing
Authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

     (b) All Tax Returns required to be filed (taking into account all extensions heretofore granted) on or before the date hereof or the Effective Time by or on behalf of MOXY or any of its Subsidiaries have been filed within the time and in the manner prescribed by law, other than those Tax Returns the failure of which to file would not have a Material Adverse Effect on MOXY.

     (c) As of the time of filing, all such Tax Returns correctly reflected in all material respects all facts regarding the income, business, assets, operations, activities and status of MOXY and its Subsidiaries and any other information required to be shown therein.

     (d)  All Taxes shown to be due  and payable by MOXY and  any of its  Subsidiaries on  all such  Tax Returns  have been  timely
paid,  or  withheld  and  remitted  to  the  appropriate   Taxing
Authoritie

     (e) Except as set forth on Schedule 4.14, all applicable statutes of limitations for the assessment of material Taxes against MOXY and any of its Subsidiaries have expired. No deficiency payment of any Taxes for any period has been asserted by any Taxing Authority which remains unsettled at the date hereof except for deficiencies which would not have a Material Adverse Effect on MOXY.

     (f)  Except for  Tax  Returns  required  to  be  filed  with
respect to the 1997   taxable year, neither  MOXY nor any of  its
Subsidiaries has requested any extension of time within which to file any Tax Return which has not yet been filed.

     (g) There are no material Liens upon any property or assets of MOXY or any of its Subsidiaries for Taxes, except for Tax liens in respect of Taxes not yet due or which are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves have been provided) and reflected in the MOXY SEC Documents.

     (h) Except as set forth on Schedule 4.14, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to MOXY or any of its Subsidiaries in respect of any Taxes.

     (i) Except as set forth on Schedule 4.14, neither MOXY nor any of its Subsidiaries has any contractual obligations under any tax sharing agreement or similar agreement or tax indemnity agreement with any corporation which is not a member of the affiliated group of corporations of which MOXY is the common parent.

     (j)  There are no requests for rulings or determinations  in
respect  of  any  Tax  pending  between   MOXY  or  any  of   its
Subsidiaries and any Taxing Authorities.

     (k) Neither MOXY nor any of its Subsidiaries own any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property.

     Section 4.15. Fairness Opinion.The MOXY Special Committee has received the opinion of Bear Stearns to the effect that, as of the date thereof, the MOXY Conversion Ratio is fair to the holders of MOXY Common Stock from a financial point of view.

     Section 4.16.  Takeover Statutes; Charter Provisions;  Rights
Plan.   The     Board  of Directors  of MOXY  has
approved  this  Agreement,   the  MOXY  Merger   and  the   other
transactiions contemplated hereby and has taken such action as is necessary to (i) satisfy any applicable restrictions on business combinations contained in Section 203 of the Delaware General
Corporation  Law  and  Article   Ninth  of  the  certificate   of
incorporation of MOXY and (ii) eliminate the applicability of MOXY's Rights Agreement dated as of May 14, 1992, as amended, to
this  Agreement,   the  Mergers   and  the   other   transactions
contemplated hereby.    No  other  state  takeover  statutes  are
applicable to the Mergers or the other transactions contemplated hereby.

     Section 4.17. Finders' Fees. Except for Bear Stearns, which has been retained by the MOXY Special Committee and whose fees will be paid by MOXY, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from MOXY or any of its affiliates (other than FSC) upon consummation of the transactions contemplated by this Agreement.

     Section 4.18.  Contracts.
 All material contracts of MOXY and its Subsidiaries that are required to be described in the MOXY SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither MOXY nor any of its Subsidiaries nor, to the knowledge of MOXY, any other party is in breach of or default under any such contracts that are currently in effect, except for such breaches and defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MOXY. Except as set forth in the MOXY SEC Documents, neither MOXY nor any of its Subsidiaries is a party to or bound by any noncompetition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, MOXY or any such Subsidiary is entitled to conduct all or any material portion of the business of MOXY and its Subsidiaries taken as a whole.

     Section 4.19. Transactions with Affiliates. Except to the extent disclosed in the MOXY SEC Documents filed prior to the date of this Agreement, from December 31, 1995 through the date of this Agreement and except for the transactions contemplated hereby, there have been no transactions, agreements, arrangements or understandings between MOXY or its Subsidiaries, on the one hand, and MOXY's Affiliates  (other than wholly  owned Subsidiaries  of
MOXY) or other Persons, on the other hand, that would be required to be  disclosed  under Item  404  of Regulation  S-K  under  the
Securities Act.    For  purposes  of  this  Agreement,  the  term
"Affiliate," when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by,
or under  common  control with  such  Person.   As  used  in  the
definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


                            ARTICLE 5
           Representations and Warranties of FSC

     FSC represents and warrants to MOXY as follows:

     Section 5.01. Organization, Standing and Power. Each of FSC and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as
now conducted.    Each  of  FSC  and  its  Subsidiaries  is  duly
qualified to do business and is in good standing in each jurisdiction in which the business it is conducting, or other operation, ownership or leasing of its properties, makes such qualification necessary, other than jurisdictions where the
failure  to  so  qualify  would  not,  individually  or  in   the
aggregate, have  a  Material Adverse  Effect  on FSC.    FSC  has
previously made available to MOXY complete and correct copies of its certificate of incorporation and by-laws.

     Section 5.02. Corporate Authorization. The execution, delivery and performance by FSC of this Agreement and the consummation by FSC
of  the  transactions  contemplated   hereby  are  within   FSC's
corporate powers and, except for  approval of this Agreement  and the FSC Merger by FSC's  stockholders, have been duly  authorized
by  all  necessary  corporate  action.    Without  limiting   the
generality of the foregoing,  the Board of  Directors of FSC  has unanimously adopted  a  resolution adopting  and  approving  this
Agreement.  The affirmative vote of a majority of the outstanding shares of  FSC Common  Stock is  the only  vote of  any class  or series of FSC's capital stock necessary to approve and adopt this
Agreement  and  the  transactions  contemplated  hereby.     This
Agreement has been duly executed and delivered by FSC and constitutes a valid and binding agreement of FSC, enforceable against FSC in accordance with its terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws and court decisions now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity),

     Section 5.03. Governmental Authorization. The execution, delivery and performance by FSC of this Agreement and the consummation of the FSC Merger by FSC require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a Certificate of Merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and applicable Blue Sky laws; and (d) compliance with such other applicable regulatory requirements as would not have a Material
Adverse Effect on FSC.

     Section 5.04 Non-Contravention. Except as disclosed in Schedule 5.04, execution, delivery and performance by FSC of this Agreement and the consummation by FSC  of the transactions contemplated  hereby do  not  and  will  not  (a)  contravene  or  conflict  with  the certificate of  incorporation or  by-laws  of FSC,  (b)  assuming
compliance  with  the  matters  referred  to  in  Section   5.03,
contravene, conflict  with  or  constitute  a  violation  of  any provision of any law, regulation, judgment, injunction, order  or
decree  binding  upon  or  applicable  to  FSC  or  any  of   its
Subsidiaries, (c) constitute a default (or an event that with notice, the lapse of time or both would become a default), or give rise to a right of termination, cancellation or acceleration of any right or obligation, under any provision of any agreement, contract or other instrument binding upon FSC or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of FSC or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b), (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on FSC.

     Section 5.05.     Capitalization.

     (a) As of the date hereof, the authorized capital stock of FSC consists of 150,000,000 shares of FSC Common Stock, and 50,000,000 shares of preferred stock, par value $0.01 per share (the "FSC Preferred Stock"). At the close of business on June 30, 1998, (i) 9,740,603 shares of FSC Common Stock were issued and outstanding and 646,100 were held in its treasury, (ii) 756,408 shares of FSC Common Stock were reserved for issuance pursuant to options to acquire FSC Common Stock (of which options to purchase an aggregate of 381,408 shares of FSC Common Stock were exercisable), and (iii) no shares of FSC Preferred Stock were issued or outstanding. All outstanding shares of FSC Common Stock have been validly issued and are fully paid and nonassessable. Except for the outstanding Stock Options covering 756,408 shares of FSC Common Stock, as of the date hereof, there are no options, warrants, calls, rights, commitments or agreements to which FSC or any of its Subsidiaries is a party or by which it is bound, obligating FSC or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, any shares of capital stock or other voting securities of FSC or any of its Subsidiaries or obligating FSC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) Except as disclosed in any of the FSC SEC Documents, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of FSC is owned by FSC, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     Section 5.06.SEC Documents. FSC has previously furnished to MOXY true and complete copies of the following (collectively, the "FSC SEC Documents"):

     (a) FSC's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1997;

     (b) FSC's Quarterly Reports on Form 10-Q filed with the SEC for the quarter ended March 31, 1998;

     (c) each definitive proxy statement filed by FSC with the SEC since December 22, 1997;

     (d)  each final prospectus filed by  FSC with the SEC  since
December 22, 1997, except any final prospectus included in a registration statement on Form S-8;

     (e) all Current Reports on Form 8-K filed by FSC with the SEC since December 22, 1997; and

     (f) all of its other reports, statements, schedules and registration statements filed with the SEC since December 22, 1997.

     As of their respective dates, such FSC SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the FSC SEC Documents (including any related notes and schedules) present fairly the financial position of FSC and its consolidated
Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods covered thereby (subject, in the case of unaudited interim period statements, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since December 31, 1997, FSC has timely filed all reports, registration statements and other filings required to be filed by it with the SEC.

     Section 5.07. Compliance with Laws. Since December 22, 1997, the businesses of FSC and its Subsidiaries have not and are not being conducted in violation of, nor were they conducted in violation of, any law, ordinance or regulation of any governmental entity (provided that no representation or warranty is made in this Section 5.07 with respect to Environmental Laws), except as disclosed in any of the FSC SEC Documents and except for such violations as would not, individually or in the aggregate, have a Material Adverse
Effect on FSC.

     Section 5.08. Undisclosed Liabilities. As of March 31, 1998 neither FSC nor any of its Subsidiaries had any liabilities or obligations of any nature, whether absolute, accrued, contingent, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of FSC and its Subsidiaries (or in the notes thereto) and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, except (a) liabilities or obligations reflected in the financial statements included in the FSC SEC Documents, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FSC, and (c) liabilities and obligations under this Agreement.

     Section 5.09. Litigation. As of the date of this Agreement, except as disclosed in any of the FSC SEC Documents, there is no (i) class action litigation pending or, to the best knowledge of FSC, threatened against or affecting FSC or any of its Subsidiaries, (ii) other suit, action or proceeding (or any known basis therefor) pending or, to the best knowledge of FSC, threatened against or affecting FSC or any of its Subsidiaries or any of their respective Properties that could reasonably be expected to have a Material Adverse Effect on FSC or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Mergers or any of the other transactions contemplated hereby, or (iii) judgment, decree, injunction, rule or order of any court, governmental entity or arbitrator outstanding against FSC or any of its Subsidiaries that, if determined adversely to FSC, is reasonably likely to have a Material Adverse Effect on FSC or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Mergers or any other transactions contemplated hereby.

     Section 5.10. Environmental Matters. Except as previously disclosed in writing to MOXY or described in the FSC SEC Documents, (a) each of FSC and its  Subsidiaries is in  material compliance with  all applicable Environmental Laws except  for such non-compliance  as would not,  individually  or  in  the  aggregate,  reasonably  be expected to have a  Material Adverse Effect on  FSC, and, to  the best knowledge  of  FSC,  there are  no  circumstances  that  are reasonably likely to  materially pevvent or  interfere with  such compliancee  in the next  three years, (b) neither  FSC nor any  of its Subsidiaries has received written notice  of, or to  the knowledge of FSC,  is the  subject of,  any Environmental  Claims that are reasonably likely, individually or in the aggregate,  to have a Material Adverse  Effect on FSC; and  (c) as of March  31,
1998, neither FSC nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued,  contingent
or  otherwise,  and   whether  relating  to   FSC,  any  of   its
Subsidiaries or any predecessor entities of FSC or any of its Subsidiaries, arising under or relating to any Environmental Law, except for liabilities or obligations that would not, (i) individually or in the aggregate, be reasonably expected to result in Losses in excess of $5.0 million during the five-year period beginning on the date hereof or (ii) individually or in the aggregate, have a Material Adverse Effect on FSC (taking into account any applicable reserves).

     Section 5.11.  ERISA.

     (a) Schedule 5.11 contains a list identifying each "employee benefit plan," as defined in Section 3(3) of ERISA, that is (i) subject to any provision of ERISA and (ii)
maintained, administered or contributed to by FSC or any Subsidiary of FSC and covers any employee or former employee of FSC or any ERISA Affiliate of FSC or under which FSC or any Subsidiary of FSC has or may have any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to MOXY together with (A) any annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "FSC Employee Plans."

     (b) Except as set forth in Schedule 5.11, no FSC Employee Plan (i) constitutes a Multiemployer Plan, or (ii) is maintained in connection with any trust described in Section 501(c)(9) of the Code. Neither FSC nor any ERISA Affiliate of FSC has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction of a type described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or reasonably expects to incur prior to the Effective Time, (1) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (2) any liability under Section 4971 of the Code that in either case could become a liability of Parent or any of its Subsidiaries after the Effective Time. Nothing done or omitted to be done, and no transaction or holding of any asset under or in connection with any FSC Employee Plan, has made or will make FSC or any Subsidiary of FSC, or any officer or director of FSC or any
Subsidiary of FSC, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that individually or in the aggregate could have a Material
Adverse Effect on FSC     (c)  With respect to each FSC Employee
Plan that is intended
to be qualified under Section 401(a) of the Code, FSC intends to request within the next twelve months a favorable determination letter from the Internal Revenue Service that each plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. To the best knowledge of FSC, no event has occurred that would adversely effect such qualification and exception. Each FSC Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, that are applicable to such Plan including but not limited to ERISA and the Code.

     (d) Except as set forth in Schedule 5.11, there is no contract, agreement, plan or arrangement covering any employee or former employee of FSC or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 280G of the Code.

     (e) FSC has provided MOXY with a list of each employment, severance and other similar contract, arrangement or policy, and each plan or arrangement (written or oral but excluding any state mandated program or policy) providing for insurance coverage (including any self-insured arrangements), with respect to workers' compensation benefits, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an FSC Employee Plan, (ii) has been entered into, maintained or contributed to, as the case may be, by FSC or any of its ERISA Affiliate and (iii) covers any employee or former employee of FSC or any of its Subsidiaries. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to MOXY, are referred to collectively herein as the "FSC Benefit Arrangements." Each FSC Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statues, orders, rules and regulations.

     (f) Except as set forth in Schedule 5.11, neither FSC nor any Subsidiary of FSC has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of FSC or any Subsidiary of FSC, except as required to avoid excise taxes under Section 4980B of the Code. No condition exists that would prevent FSC or any Subsidiary of FSC from amending or terminating any FSC Employee Plan or FSC Benefit Arrangement providing health or medical benefits in respect of any active, former or retired employee of FSC or any of its Subsidiaries.

     (g) Except as set forth in Schedule 5.11, there has been no amendment to, written interpretation or announcement (whether or not written) by FSC or any of its Subsidiaries relating to, or change in employee participation or coverage under, any FSC Employee Plan or FSC Benefit Arrangement that would increase materially the expense of maintaining such FSC Employee Plan or FSC Benefit Arrangement above the level of the expense anticipated when each FSC Employee Plan or FSC Benefit Arrangement was adopted after December 22, 1997.

     (h) There is no unfair labor practice complaint pending or, to the best knowledge of FSC, threatened against FSC or any of its Subsidiaries before the National Labor Relations Board that would reasonably be expected to have a Material Adverse Effect on FSC.

     (i) Except as set forth on Schedule 5.11, there is no issue with respect to any FSC Employee Plan or FSC Benefit Arrangement that is now, or since December 22, 1997, has been, under examination by the Internal Revenue Service or the Department oof Labor. There is no (i) pending investigation by any governmental or regulatory agency or authority involving o relating to any FSC Employee Plan or FSC Benefit Arrangement, or (ii) threatened or pending claim (except for claims for benefits payable in the normal operations of the FSC Employee Plans or FSC Benefit Arrangement), suit or proceeding against any FSC Employee Plan or FSC Benefit Arrangement or asserting any rights or claims to benefits under any FSC Employee Plan or FSC Benefit Arrangement that could reasonably be expected to have a Material Adverse Effect on FSC.

     Section  5.12.      Joint  Proxy   Statement;   Registration
Statements. None of the information with respect to FSC or its Subsidiaries or the FSC Merger to be included in the Joint Proxy Statement or the Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the FSC Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances uunder which they were made, not misleading, except that no representation is made by FSC with respect to information relating to MOXY or its Subsidiaries. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     Section 5.13. Absence of Certain Changes. Since March 31, 1998, each of FSC and its Subsidiaries has conducted its business in the ordinary course consistent with past practice and has not, except as set forth on Schedule 5.13:

     (a) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of FSC or any of its Subsidiaries or repurchased, redeemed or acquired any outstanding shares of capital stock or other securities of, or other ownership interests in, FSC or any of its Subsidiaries;

     (b)  amended any term of any of its outstanding securities;

     (c) incurred, assumed or guaranteed any indebtedness from any third party for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

     (d) created or assumed any Lien on any material asset, other than in the ordinary course of business consistent with past practices;

     (e) loaned, advanced or contributed to, or invested in, any Person other than (i) loans, advances or capital contributions to or investments in wholly owned Subsidiaries of FSC, (ii) investments in securities consistent with past practice or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $1.0 million;

     (f) incurred any damage, destruction or other casualty loss (whether or not covered by insurance) affecting its business or assets that, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect on FSC;

     (g) engaged in any transaction or entered into or amended any agreement relating to its assets or businesses (including, without limitation, the acquisition or disposition of any assets) or relinquished any contract, license or other right that, in any such case, individually or in the aggregate, has had or may reasonably be expected to have a Material Adverse Effect on FSC, other than transactions or agreements contemplated by this Agreement;

     (h)  changed  any   method  of   accounting  or   accounting
principle or practice, except for any such change required by reason of a concurrent change in GAAP;

     (i) except in the ordinary course of business consistent with past practices, (A) granted any severance or termination pay to, or entered into any employment, termination, severance, deferred compensation or other similar arrangement with, any of its directors, officers or employees; (B) amended in any material respect any employment, termination, severance, deferred compensation or other similar arrangement with any of its directors, officers or employees (it being understood that any increase or acceleration of benefits under any such agreement or arrangement shall be deemed material); (C) established, adopted, entered into, amended or otherwise accelerated or enhanced rights or benefits under, (i) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (ii) any bonus, profit sharing, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; or (D) increased the compensation or benefits of any other employees or payment of any benefit not required by any plan or arrangement as in effect on March 31, 1998;

     (j) except such contracts as would not be material to FSC and its Subsidiaries as a whole, entered into any contract limiting the right of FSC or any of its Subsidiaries at any time on or after the date of this Agreement or Parent or any of its Subsidiaries at or after the Effective Time, to engage in, or to compete with any Person in, any business;

     (k) entered into any acquisition or joint venture that is material to FSC and its Subsidiaries, taken as a whole;

     (l) amended its articles of incorporation, by-laws or similar organizational documents;

     (m) been the subject of any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of its employees, which employees were not subject to a collective bargaining agreement at March 31, 1998, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

     (n) been subject to any event, occurrence or development that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on FSC, except for general economic changes, changes that affect the industry of FSC or any of its Subsidiaries generally, and changes in FSC's business after the date hereof attributable solely to the execution of this Agreement or actions taken by Parent.

     Section 5.14.  Taxes.

     (a) All Tax Returns required to be filed (taking into account all extensions heretofore granted) on or before the date hereof or the Effective Time by or on behalf of FSC or any of its Subsidiaries have been filed within the time and in the manner prescribed by law, other than those Tax Returns the failure of which to file would not have a Material Adverse Effect on FSC.

     (b) As of the time of filing, all such Tax Returns correctly reflected in all material respects all facts regarding the income, business, assets, operations, activities and status of FSC and its Subsidiaries and any other information required to be shown therein.

     (c)  All Taxes shown to be due and payable by FSC and any of
its Subsidiaries on all such Tax  Returns have been timel   paid,
or  withheld and remitted to the  appropriate Taxing Authorities.

     (d) Except as set forth on Schedule 5.14, all applicable statutes of limitations for the assessment of material Taxes against FS and any of its Subsidiaries have expired. No deficiency payment of any Taxes for any period has been asserted by any Taxing Authority which remains unsettled at the date hereof except for deficiencies which would not have a Material Adverse Effect on FSC.

     (e) Except for Tax Returns required to be filed with respect to the 1997 taxable year, neither FSC nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return which has not yet been filed.

     (f) There are no material Liens upon any property or assets of FSC or any of its Subsidiaries for Taxes, except for Tax liens in respect of Taxes not yet due or which are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves have been provided) and reflected in the FSC SEC Documents.

     (g) Except as set forth on Schedule 5.14, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to FSC or any of its Subsidiaries in respect of any Taxes.

     (h) Except as set forth on Schedule 5.14, neither FSC nor any of its Subsidiaries has any contractual obligations under any tax sharing agreement or similar agreement or tax indemnity agreement with any corporation which is not a member of the affiliated group of corporations of which FSC is the common parent.

     (i) There are no requests for rulings or determinations in respect of any Tax pending between FSC or any of its Subsidiaries and any Taxing Authorities.

     (j) Neither FSC nor any of its Subsidiaries own any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property.

     Section 5.15. Fairness Opinion. The FSC Special Committee has received the opinion of Lehman to the effect that, as of the date thereof, the FSC Conversion Ratio is fair to the holders of FSC Common Stock from a financial point of view.

     Section 5.16. Takeover Statutes; Charter Provisions; Rights Plan. The Board of Directors of FSC has approved this Agreement, the FSC Merger and the other transactions contemplated hereby and has taken such action as is necessary to (i) satisfy applicable restrictions  on  business combinations  contained  in
Section 203 of the Delaware General Corporation Law and Article VIII of the certificate of incorporation of FSC and (ii) eliminate the applicability of FSC's Stockholder Protection Rights Agreement to this Agreement, the Mergers and the other transactions contemplated hereby. No other state takeover statutes are applicable to the Mergers or the other transactions
contemplated hereby.     The   Board  of  Directors  of    FSC
has approved this Agreement, the FSC Merger and the other transactions contemplated hereby and has taken such action as is necessary to (i) satisfy any applicable restrictions on business combinations contained in Section 203 of the Delaware General
Corporation  Law  and   Article  VIII  of   the  certificate   of
incorporation of FSC and (ii) eliminate the applicability of FSC's Stockholder Protection Rights Agreement to this Agreement, the Mergers and the other transactions contemplated hereby. No other state takeover statutes are applicable to the Mergers or the other transactions contemplated hereby. }

  Section 5.17. Finders' Fees. Except for Lehman, which has been retained by the FSC Special Committee and whose fees will be paid by FSC, there is no investment banker, broker, finder or other intermediary who might be entitled  to any  fee or  commission from  FSC or  any of  its
affiliates  (other   than   MOXY)  upon   consummation   of   the
transactions contemplated by this Agreement.

     Section 5.18. Contracts.
 All material contracts of FSC and its Subsidiaries that are required to be described in the FSC SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither FSC nor any of its Subsidiaries nor, to the knowledge of FSC, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults t would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FSC. Except as set forth in the FSC SEC Documents, neither FSC nor any of its Subsidiaries is a party to or bound by any noncompetition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, FSC or any such Subsidiary is entitled to conduct all or any material portion of the business of FSC and its Subsidiaries taken as a whole.

     Section 5.19. Transactions with Affiliates. Except to the extent disclosed in the FSC SEC Documents filed prior to the date this Agreement  and  except  for  the  transactions  contemplated
hereby,  from  December  22,  1997  through  the  date  of   this
Agreement,  there   have   been  no   transactions,   agreements,
arrangements or understandings between FSC or its Subsidiaries, on the one hand, and FSC's Affiliates (other than wholly owned Subsidiaries of FSC) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-
K under the Securities Act.

                            ARTICLE 6
                            Covenants

     The parties further agree as follows:

     Section 6.01.   Conduct of Business.Each of MOXY and FSC
covenants and  agrees that, from the date hereof until the
Effective Time or the  date,if any, on which this Agreement is earlier terminated pursuant to Section  8.01 (the  "Termination
Date"),  except  as  expressly provided otherwise in this Agreement, or as reasonably  necessary for  MOXY  or  FSC,  respectively, to  fulfill  its  obligations hereunder, each of MOXY and FSC and their respective Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable best efforts to keep available
the services of  their  present officers    and employees.    Without
limiting the generality of the foregoing, MOXY and FSC, except as set forth on Schedule 6.01:

     (a) shall, and shall cause their respective Subsidiaries to, conduct their respective operations in their ordinary and usual course of business in substantially the same manner as heretofore conducted;

     (b) shall use their reasonable best efforts, and cause each of their respective Subsidiaries to use its reasonable best efforts, to preserve intact their respective business organizations and goodwill in all material respects, keep available the services of their respective officers and emplyeees as a group (subject to changes in the ordinary course), and maintain attisfactory relationships with suppliers, distributors, cuscustomers and others having business relationships with them;

     (c) shall confer on a regular and frequent basis with one or more representatives of one another to report on material operational developments and the general status of ongoing operations, subject to the limitations contained in Section 6.02;

     (d)  shall notify  one another  of  any emergency  or  other material change in the normal course of their or their Subsidiaries' respective businesses or in the operation of their or their Subsidiaries' respective properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would reasonably be expected to have a Material Adverse Effect on MOXY or FSC, as the case may be;

     (e) except as expressly permitted by this Agreement, shall not, and shall not permit any of their respective Subsidiaries which is not wholly owned to, declare or pay any dividends on or make any distribution with respect to their outstanding shares of capital stock;

     (f) except in the ordinary course of business, and as disclosed in Schedule 6.01, shall not (i) grant or permit any of its Subsidiaries to grant any severance or termination pay to, or enter into any employment, termination or severance arrangement with, its officers, employees or directors, (ii) amend in any material respect any employment, termination or severance arrangement with any directors, officers or employees (it being understood that any increase in or acceleration of benefits under any such agreement or arrangement shall be deemed material);
(iii) establish, adopt, enter into, or amend or take action to accelerate or enhance any rights or benefits under, (A) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (B) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; or (iv) increase the compensation or benefits of any other employees or pay any benefit not required by any plan or arrangement as in effect on March 31, 1998;

     (g) shall not, and shall not permit any of their respective Subsidiaries to, authorize, propose or announce an intention to authorize, propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Mergers and any partnership or joint venture arrangements entered into in the ordinary course of business consistent with past practice), any acquisition or disposition of a material amount of assets or securities not in the ordinary course of business, or any release or relinquishment of any material contract rights not in the ordinary course of business;

     (h) shall not propose or adopt any amendments to their respective certificates of incorporation or by-laws;

     (i) shall not, and shall not permit any of their respective Subsidiaries to, issue any shares of capital stock, except upon exercise of rights or options outstanding on the date hereof or issued in the ordinary course of business after the date hereof pursuant  to  existing  employee  incentive  and  benefit  plans, programs or arrangements, or effect any stock split not previously announced or otherwise change its capitalization as it existed on March 31, 1998 (except as contemplated herein);

     (j) shall not, and shall not permit any of their respective Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock, except grants of options pursuant to employee incentive and benefit plans, programs or arrangements in existence on the date hereof in the ordinary course of business and consistent with past granting practices and policies;

     (k) shall not, and shall not permit any of their respective Subsidiaries to, except in the ordinary course of business pursuant to existing employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of their capital stock; provided that nothing in this Agreement shall restrict MOXY or FSC from repurchasing MOXY Common Stock or FSC Common Stock, respectively, in accordance with previously announced repurchase programs;

     (l) shall not, and shall not permit any of their respective Subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money from any third party, other than pursuant to existing credit facilities or otherwise in the ordinary course of business consistent with past practices;

     (m)  shall not, and shall not permit any of their respective
Subsidiaries to, amend any term of any of their outstanding securities;

     (n)  shall not, and shall not permit any of their respective
Subsidiaries to, create or assume any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (o) shall not, and shall not permit any of their respective Subsidiaries to, make any loan, advance or capital contribution to or investment in any Person other than (i) loans, advances or capital contributions to or investments in their respective wholly owned Subsidiaries, (ii) investments in securities consistent with past practices or (iii) other loans, advances, capital contributions or investments in an aggregate amount for each of MOXY and FSC not exceeding $50.0 million since March 31, 1998;

     (p) shall not, and shall not permit any of their respective Subsidiaries to, enter into any transaction, commitment, contract or agreement relating to such Person's assets or businesses (including, without limitation, the acquisition or disposition of any assets) or relinquish any contract, license or other right that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on MOXY or FSC, as the case may be, other than in the ordinary course of business consistent with past practices and transactions, commitments, contracts or agreements contemplated by this Agreement;

     (q) shall not, and shall not permit any of their respective Subsidiaries to, change any of their respective methods of accounting or accounting principles or practices, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

     (r) shall not, and shall not permit any of their respective Subsidiaries to, enter into any contract limiting the right of MOXY or FSC, as the case may be, or any of their respective Subsidiaries at any time on or after the date of this Agreement, or Parent or any of its Subsidiaries at or after the Effective Time, to engage or compete with any Person in any business, except such contracts as would not be material to MOXY or FSC, as the case may be, and its Subsidiaries, taken as a whole; and

     (s) shall not, and shall not permit any of their respective Subsidiaries to, agree, in writing or otherwise,too take any of the actions described in this Section 6.01 or any action that would mke any representation or warranty in Articles 4 or 5 hereof, as the case may be, untrue or incorrect.

 Section 6.0 Investigation. Each of MOXY and FSC shall afford the other and each other's officers, employees, accountants, counsel and other
authorized  representatives  reasonable   access  during   normal
business hours, throughout the period prior to the earlier of the
Effective  Time  or  the  Termination   Date,  to  its  and   its
Subsidiaries' plants, properties, personnel, contracts, books and records (including without limitation its tax returns) and  every report, schedule  or  other  document filed  or  received  by  it pursuant to the requirements of federal or state securities laws, and each  shall use  its reasonable  best  efforts to  cause  its representatives to furnish promptly to the other such  additional financial and operating  data and other  information relating  to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably  request;  provided, that  nothing  herein  shall
require  either  MOXY   or  FSC  or   any  of  their   respective
Subsidiaries to disclose any information to the other that  would cause significant competitive harm to the disclosing party or its
Subsidiaries if the transactions  contemplated by this  Agreement are not consummated; and provided further, that no  investigation pursuant to  this  section  shall affect  any  representation  or
warranty given by MOXY to FSC or by FSC to MOXY, hereunder.   The
pparties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreement dated as of June 4, 1998 (the "Confidentiality Agreement").
Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable laws or regulations.

     Section 6.03. Special Meetings; Proxy Material. In connection with the Special Meetings, each of MOXY and FSC will (a) promptly
prepare  and  file  with  the  SEC  as  soon  as  is   reasonably
practicable a  registration  statement  on  Form  S-4  under  the
Securities  Act  (the  'Registration  Statement"),  which   shall
contain the Joint Proxy Statement, with respect to the matters to be voted on at the Special  Meetings and the Parent Common  Stock
issuable in the Mergers, and use  its reasonable best efforts  to have the Joint Proxy Statement cleared by the SEC staff under the
Exchange Act and the Registration Statement declared effective by the SEC  under the  Securities Act,  (b) thereafter  mail to  its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for  the Special Meetings, (c)  use its reasonable best efforts to obtain the necessary approvals  by
its  stockholders  of   this  Agreement   and  the   transactions
contemplated hereby and (d) otherwise comply with all legal requirements applicable to such meeting.

     Section 6.04. Cooperation. MOXY and FSC shall together, or pursuant to an allocation of responsibility to be agreed upon among them:

     (a)  as soon  as is  reasonably  practicable take  all  such action as may be required under state Blue Sky or securities laws
in  connection  with  the   transactions  contemplated  by   this
Agreement;

     (b) promptly prepare and file with the NYSE or Nasdaq National Market (as shall be agreed upon) listing applications covering the shares of Parent Common Stock issuable in the Mergers and use their reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

     (c) cooperate with each other and use their reasonable best efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated hereunder, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Mergers, and (iii) effect the Mergers in accordance with this Agreement at the earliest practicable date; and

     (d)  cooperate with one another  to lift any injunctions  or
remove  any  other  impediments   to  the  consummation  of   the
transactions contemplated herein.

     Subject to the limitations contained in Section 6.02, each of MOXY and FSC shall furnish to the other and to the other's counsel all such information as may be required in order to effect the foregoing actions.

   Section 6.05. Affiliates. Each of MOXY and FSC (each of which is referred to in this Section 6.05 as a "Subject Entity") shall, prior to the Effective Time, deliver to the other a list, reviewed by its counsel, setting forth the names and addresses of all Persons are, in its opinion, at the time of the Special Meeting of the Subject Entity, "affiliates" of the Subject Entity for purposes of Rule 145 under the Securities Act. Each Subject Entity shall furnish to the other such information and documents as the other may reasonably request for the purpose of reviewing such list.
Each Subject Entity shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the list so furnished by it to execute a written agreement on or prior to the Effective Time, in a form satisfactory to the other (an
"Affiliate Agreement"), that such person will not offer, sell or otherwise dispose of any of the shares of Parent Common Stock issued to such Person in the Mergers in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

   Section 6.06. Insurance Extension. MOXY and FSC shall cooperate to extend, renew or otherwise continue any existing insurance coverage (or to provide new insurance coverage) on and after the Effective
Time with respect to claims arising from acts or omissions that occurred on or before the Effective Time.

     Section 6.07. Filings; Other Action. Subject to the terms and conditions herein provided, MOXY and FSC shall (a) promptly make their
respective  filings  and  thereafter  make  any  other   required
submissions  under  the  HSR   Act,  (b)  use  their   respective
reasonable best  efforts to  cooperate with  one another  in  (i)
determining whether any filings are required to be made with,  or consents, permits, authorizations or approvals are required to be obtained from, any third party,  the United States government  or
any  agencies,  departments   or  instrumentalities  thereof   or
governmental or regulatory authorities of the several states  and foreign  jurisdictions  in  connection  with  the  execution  and
delivery  of  this   Agreement  and  the   consummation  of   the
transactions contemplated hereby and (ii) timely making all  such
filings  and   timely  seeking   all  such   consents,   permits,
authorizations or approvals, and (c) use reasonable best  efforts to take, or cause to be taken, all other actions and do, or cause to be done, all  other things necessary,  proper or advisable  to consummate  and  make  effective  the  transactions  contemplated hereby, including, without  limitation, taking  all such  further actin  as reasonably may be necessary to resollve such objections,
if any, as the Federal Trade Commission, the Antitrust   Division
of  the  Department  of  Justice,  state  antitrust   enforcement
authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     Section 6.08. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of each of MOXY and FSC shall take all such necessary action. At and after the Effective Time, the officers of Parent (in its capacity as sole member of each of MOXY Surviving LLC and FSC
Surviving LLC), will be authorized to execute and deliver, in the name and on behalf of MOXY, MOXY Merger Sub, FSC and FSC Merger
Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of such entities, any other actions and things to vest, perfect or confirm of record or otherwise in MOXY Surviving LLC or FSC Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets of MOXY or FSC acquired or to be acquired by MOXY Surviving LLC or FSC Surviving LLC as a result of, or in connection with, the Mergers.

Section 6.09. Takeover Statutes. If any state takeover statute shall become applicable to the transactions contemplated hereby, each of MOXY and FSC and the members of  their respective Boards of  Directors
shall  grant  such  approvals  and  take  such  actions  as   are
reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     Section 6.10.   No Solicitation
                 (a) From the  date hereof  until the  earlier  to
occur of (i) the termination hereof  or (ii) the Effective  Time,
MOXY  will  not,  and  will   cause  its  Subsidiaries  and   its
Subsidiaries' officers, directors, employees, investment bankers, consultants and other agents and its Affiliates not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Third Party Acquisition Proposal or any inquiry with respect thereto, or engage in discussions or negotiations with any Person with respect thereto, or disclose
any  non-public  information  relating  to  it  or  any  of   its
Subsidiaries or afford access to its or any of its Subsidiaries' properties, books or records to any Person that has made or is considering making any Third Party Acquisition Proposal; provided that nothing contained in this Section 6.10(a) shall prevent MOXY from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with
an  unsolicited  bona  fide  Third  Party  Acquisition   Proposal
received from such  Person so long  as prior  to furnishing  non-
public  information   to,  or   entering  into   discussions   or
negotiations with, such  Person, (i)  the Board  of Directors  of
MOXY  (and/or  its  Special   Committee),  by  a  majority   vote
determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to stockholders under applicable law, as advised by such Board's or Special Committee's legal counsel, and (ii) MOXY receives from such Person an executed confidentiality agreement with terms no less favorable to MOXY than those contained in the Confidentiality Agreement. Nothing contained in this Agreement shall prevent the Board of Directors of MOXY (and/or its Special Committee), from complying with Rule 14e-2 under the Exchange Act with regard to a Third Party Acquisition Proposal; provided that the Board of Directors of MOXY (and/or its Special Committee), shall not recommend that the stockholders of MOXY tender their shares in connection with a tender offer except to the extent that such Board or Special Committee determines by majority vote in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of such Board of Directors (and/or such Special Committee) to stockholders under applicable law, as advised by
such Board's or  Special Committee's  legal counsel.   MOXY  will
promptly (and in no event later than 24 hours after receipt of any Third Party Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making such Third Party Acquisition Proposal and set forth the material terms thereof) FSC after receipt of any Third Party Acquisition Proposal, indication that any Person is considering making a Third Party Acquisition Proposal or any request for nonpublic information relating to MOXY or any of its Subsidiaries or for access to the properties, books or records of MOXY or any of its Subsidiaries by any Person that may be considering making, or has made, a Third Party Acquisition Proposal. MOXY will keep FSC fully informed of the status and material terms of any such Third Party Acquisition Proposal or request. In furtherance and not in limitation of the foregoing, MOXY shall give FSC at least 24 hours' advance notice of any information to be supplied to any Person making such Third Party Acquisition Proposal. MOXY will, and will cause its Subsidiaries and the officers, directors, employees and other agents of it and its Subsidiaries and its Affiliates to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Third Party Acquisition Proposal.

     (b) From the date hereof until the earlier to occur of (i) the termination hereof or (ii) the Effective Time, FSC will not, and will cause its Subsidiaries and its Subsidiaries' officers, directors, employees, investment bankers, consultants and other agents and its Affiliates not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Third Party Acquisition Proposal or any inquiry with respect thereto, or engage in discussions or negotiations with any Person with respect thereto, or disclose any non-public information relating to it or any of its Subsidiaries or afford access to its or any of its Subsidiaries' properties, books or records to any Person that has made or is considering making any Third Party Acquisition Proposal; provided that nothing contained in this Section 6.10(b) shall prevent FSC from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Third Party Acquisition Proposal received from such Person so long as prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person,
(i) the Board of Directors of FSC (and/or its Special Committee), by a majority vote determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to stockholders under applicable law, as advised by such Board's or Special Committee's legal counsel, and (ii) FSC receives from such Person an executed confidentiality agreement with terms no less favorable to FSC than those contained in the Confidentiality Agreement. othing contained in this Agreement shall prevent the Board of Directors of FSC (and/or its Special Committee), from complying with Rule 14e-2 under the Exchange Act with regard to a Third Party Acquisition Proposal; provided that the Board of Directors of FSC (and/or its Special Committee), shall not recommend that the stockholders of FSC tender their shares in connection with a tender offer except to the extent that such Board or Special Committee determines by majority vote in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of such Board of Directors (and/or such Special Committee) to stockholders under applicable law, as advised by such Board's or Special Committee's legal counsel. FSC will promptly (and in no event later than 24 hours after receipt of any Third Party Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making such Third Party Acquisition Proposal and set forth the material terms thereof) MOXY after receipt of any Third Party Acquisition Proposal, indication that any Person is considering making a Third Party Acquisition Proposal or any request for nonpublic information relating to FSC or any of its Subsidiaries or for access to the properties, books or records of FSC or any of its Subsidiaries by any Person that may be considering making, or has made, a Third Party Acquisition Proposal. FSC will keep MOXY fully informed of the status and material terms of any such Third Party Acquisition Proposal or request. In furtherance and not in limitation of the foregoing, FSC shall give MOXY at least 24 hours' advance notice of any information to be supplied to any Person making such Third Party Acquisition Proposal. FSC will, and will cause its Subsidiaries and the officers, directors, employees and other agents of it and its Subsidiaries and its Affiliates to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Third Party Acquisition Proposal.

     (c) For purposes of this Agreement, "Third Party Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, share exchange, reorganization, recapitalization action or other business combination involving MOXY or FSC or any of their respective Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, MOXY or FSC, respectively, or any of their respective Subsidiaries, other than the transactions contemplated by this Agreement and other than an offer for a bona fide de minimis equity interest, or for an amount of assets not material to MOXY or FSC, as appropriate, and its respective Subsidiaries taken as a whole, that MOXY or FSC, as appropriate, has no reason to believe would lead to a change of control of MOXY or FSC, as appropriate (or to the acquisition of a substantial portion of the assets of MOXY or FSC, as appropriate, and its respective Subsidiaries).

     Section 6.11. Public Announcements. MOXY and FSC will consult with each other before issuing any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     Section 6.12. Indemnification and Insurance(a) All rights to indemnification and exculpation existing in favor of a director, officer, employee or agent (an "Indemnified Person") of MOXY or FSC or any of their respective Subsidiaries (including, without limitation, any indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of MOXY or FSC or any of their respective Subsidiaries), as provided in MOXY's or FSC's certificate of incorporation or by-laws as in effect on the date of this Agreement and relating to actions or events up to the Effective Time (including without limitation the Mergers and the other transactions contemplated by this Agreement) shall survive the Mergers and shall continue in full force and effect, without any amendment thereto; provided, however, that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set
forth  under  Delaware  Law,  MOXY's  or  FSC's  certificate   of
incorporation or by-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Parent; and provided further, that nothing in this Section 6.12 shall impair any rights or obligations of any current or former director or
officer of MOXY  or FSC.   For a period  of six  years after  the
Effective Time, Parent shall cause to be maintained in effect (i) the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and by-laws of MOXY and FSC, and (ii) if available, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by MOXY and FSC (provided, that Parent may substitute therefor policies containing at least the same coverage amounts and containing terms and conditions that are, in the aggregate, no less advantageous to the insureds) with respect to claims arising from acts or omissions which occurred on or before the Effective Time; provided, that Parent shall  not be obligated to pay aggregate annual premiums for such insurance during such six-year period in excess of 200% of the per annum rate of the aggregate premium currently paid by MOXY and FSC and their respective Subsidiaries for such insurance on the date of
this  Agreement,   it   being  understood   that   Parent   shall
nevertheless be obligated to provide such coverage that shall then be available at an annual premium equal to 200% of such
rate.   Parent agrees  to pay  all expenses  (including fees  and
expenses of  counsel) that  may be  incurred by  any  Indemnified
Party  in   successfully  enforcing   the  indemnity   or   other
obligations under  this  Section 6.12.    The rights  under  this
Section 6.12 are in addition to rights that an Indemnified Party may have under the certificate of incorporation, by-laws, or other similar organizational documents of MOXY or FSC or any of their respective Subsidiaries or Delaware Law. The rights under this Section 6.12 shall survive consummation of the Mergers and are expressly intended to benefit each Indemnified Party.


     (b) Parent agrees that at all times after the Effective Time, it shall indemnify each Person who is now, or has been at any time prior to the date hereof, a director or officer of MOXY or FSC or any of their respective Subsidiaries, their successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the fullest extent permitted by
law,  with  respect  to  any  claim,  liability,  loss,   damage,
judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of this Agreemntt, the Mrggers, the other transactions contemplated hereby, or any other facts or circumstances occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the Securities Act, the Exchange Act or state law and including any liability for which an Indemnified Party is entitled to indemnification
from MOXY or FSC.   In the event  of any claim, liability,  loss,
damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense described in the preceding sentence, Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred.

     Section 6.13. Accountants'"Comfort" Letters.Each of MOXY and FSC shall use its reasonable best efforts to cause to be delivered to the other a letter from its independent accountants, dated a date within two business days before the date of the
Registration  Statement,   in  form   and  substance   reasonably
satisfactory  to  the  recipient  and  customary  in  scope   and
substance  for   comfort   letters   delivered   by   independent
accountants in connection with registration statements on Form S-4 under the Securities Act.

     Section 6.14. Additional Reports. Each of MOXY and FSC shall furnish to the other copies of any reports of the type referred to in
Sections 4.06 and 5.06 that it files with the SEC on or after the date hereof,  and each  represents and  warrants that  as of  the respective dates  thereof,  such reports  filed  by it  will  not contain any untrue statement of a material fact or omit to  state a material fact  required to be  stated therein  or necessary  to make the statements therein, in light of the circumstances  under which they were made, not misleading.  Any unaudited consolidated interim financial statements included in such reports  (including
any  related  notes  and  schedules)  will  present  fairly   the
financial position of MOXY or FSC, as the case may be, and its consolidated Subsidiaries, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods covered thereby
(subject, in the case of unaudited interim period statements to normal year-end adjustments), in each case in accordance with past practices and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

Section 6.15. No Purchase. Except for the transactions contemplated by this Agreement, without the prior written consent of the other, from the date hereof until the Effective Time, neither MOXY nor FSC shall, directly or indirectly, (a) acquire, offer to acquire or agree to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the other or the other's Subsidiaries, or any of their respective assets, operations or divisions; or (b) except as contemplated by this Agreement, make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the other or the other's
Subsidiaries. Each party shall promptly advise the other of any inquiry or proposal made to it with respect to any of the foregoing. Notwithstanding clauses (a) and (b) of this Section
6.15, MOXY and FSC may make any proposals or communications to each other that do not require public disclosure.

     Section 6.16. Notice of Certain Events (a) Each of MOXY and FSC shall promptly notify each other of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

          (ii) any  notice  or   other  communication  from   any
     governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

     (b) MOXY shall promptly notify FSC of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting MOXY or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.09 or that relate to the consummation of the transactions contemplated by this Agreement.

     (c) FSC shall promptly notify MOXY of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving otherwise affecting FSC or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.09 or that relate to the consummation of the transactions contemplated by this Agreement.

Section 6.17. Certain Litigation. Neither MOXY nor FSC shall settle any litigation commenced after the date hereof against MOXY, FSC or any of their respective directors by any stockholder of MOXY or FSC, respectively, relating to the Mergers or this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                            ARTICLE 7
                   Conditions to the Mergers

     Section 7.01. Conditions to Both Mergers. The respective obligations of MOXY and FSC to effect the MOXY Merger and the FSC Merger shall be subject to the simultaneous completion by the other of the Merger to which the other is a party and to the following additional conditions:

     (a)  Stockholder Approvals.    The MOXY  stockholders  shall
have duly  adopted  and  approved this  Agreement  and  the  MOXY
Merger, and the FSC stockholders shall have duly adopted and approved this Agreement and the FSC Merger.

     (b) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall be effective at the Effective Time.
 No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated, or to the knowledge of MOXY or FSC, threatened by the SEC. All necessary state securities authorizations (including such filings, authorizations, orders and approvals, if any, as may be required by state takeover laws) shall have been received and shall be in full force and effect.

     (c)  Stock Listing.    The  shares of  Parent  Common  Stock
issuable in the Mergers shall have been approved for listing on either the NYSE or Nasdaq National Market, subject only to official notice of issuance.

     (d) HSR and Other Approvals. The waiting period (and any extension thereof) applicable to the onnsummation of the Mergers under the HSR Act shall have expired or been terminated and all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, shall have been made or shall have occurred.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order, judgment or decree shall have been issued or rendered (and remain in effect) by any court of competent jurisdiction to restrain or prohibit the consummation of the Mergers or any of the other transactions described in this Agreement; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order, judgment or decree and to appeal as promptly as possible any such injunction or other order, judgment or decree that may be entered.

     (f) Litigation. There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any governmental entity as a result of this Agreement or any of the transactions contemplated hereby that could reasonably be expected, in the good faith opinion of MOXY or FSC, to have a Material Adverse Effect on MOXY or FSC.

     Section 7.02.  Additional  Conditions to the MOXY  Merger
The obligation of MOXY to effect the MOXY Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. FSC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of FSC contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and MOXY shall have received a certificate signed on behalf of FSC by its Chief Executive Officer to such effect.

     (b) Tax Opinion. MOXY shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. in form and substance reasonably satisfactory to MOXY, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The MOXY Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and MOXY and Parent each will be a party to the reorganization;

          (ii) No gain or loss will be recognized by MOXY or Parent as a result of the Mergers; and

          (iii) No gain or loss will be recognized by stockholders of MOXY who are United States persons (within the meaning of the Code) to the extent that they exchange MOXY Common Stock solely for shares of Parent Common Stock pursuant to the MOXY Merger.

Such opinion shall also address the tax basis and holding period of the shares of Parent Common Stock received by MOXY stockholders in exchange for MOXY Common Stock pursuant to the MOXY Merger, and the treatment of the receipt of cash in lieu of a fractional share of Parent Common Stock. In rendering such opinion, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. may receive and rely upon representations contained in (A) a certificate of MOXY substantially in the form attached as
Schedule 7.02A, and (B) a certificate of Parent substantially in the form attached as Schedule 7.02B.

     (c) No Material Adverse Effect. Since the date of this Agreement, there shall have been no event that has resulted or could reasonably be expected to result in a Material Adverse Effect on FSC; and MOXY shall have received a certificate signed on behalf of FSC by its Chief Executive Officer to such effect.

     Section 7.03.   Additional Conditions to  the FSC  Merger
The obligation of FSC to effect the FSC Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

     (a) Performance of Obligations; Representations and Warranties. MOXY shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of MOXY contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and FSC shall have received a certificate signed on behalf of MOXY by its Chief Executive Officer to such effect.

     (b) Tax Opinion. FSC shall have received an opinion of Miller & Chevalier, Chartered in form and substance reasonably satisfactory to FSC, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) The FSC Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and FSC and Parent each will be a party to the reorganization;

          (ii) No gain or loss will be recognized by FSC or Parent as a result of the Merger; and

          (iii) No gain or loss will be recognized by stockholders of FSC who are United States persons (within the meaning of the Code) to the extent that they exchange FSC Common Stock solely for shares of Parent Common Stock pursuant to the FSC Merger.

Such opinion shall also address the tax basis and holding period of the shares of Parent Common Stock received by FSC stockholders in exchange for FSC Common Stock pursuant to the FSC Merger, and the treatment of the receipt of cash in lieu of a fractional share of Parent Common Stock. In rendering such opinion, Miller & Chevalier, Chartered may receive and rely upon representations contained in (A) a certificate of FSC substantially in the form attached as Schedule 7.03A, and (B) a certificate of Parent substantially in the form attached as Schedule 7.03B.

     (c) No Material Adverse Effect. Since the date of this Agreement, there shall have been no event that has resulted or would reasonably be expected to result in a Material Adverse Effect on MOXY; and FSC shall have received a certificate signed on behalf of MOXY by its Chief Executive Officer to such effect.

                                ARTICLE 8
                 Termination, Waiver and Amendment

     Section 8.01. Termination or Abandonment. This Agreement may be terminated, and the Mergers and other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any approval of this Agreement and the Mergers by the respective stockholders of MOXY and FSC:

     (a)  by the mutual written consent of MOXY and FSC;

     (b) by either MOXY or FSC if the Effective Time shall not have occurred on or before December 31, 1998; provided, that the party seeking to terminate this Agreement pursuant to this
Section 8.01(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before such date;

     (c) by either MOXY or FSC if a United States federal or state court of competent jurisdiction or a United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement on substantially the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall have used its reasonable best efforts to remove such restraint, injunction or prohibition;

     (d) by either MOXY or FSC if (i) the approval of the stockholders of MOXY contemplated by this Agreement shall not have been obtained at a meeting of stockholders duly convened therefor or at any adjournment thereof or (ii) the approval of the stockholders of FSC contemplated by this Agreement shall not have been obtained at a meeting of stockholders duly convened therefor or at any adjournment thereof;

     (e) by MOXY if prior to the FSC Special Meeting, the Special Committee or Board of Directors of FSC shall have withdrawn or modified, or resolved to withdraw or modify, in a manner adverse to MOXY its approval or recommendation of this Agreement;

     (f) by FSC if prior to the MOXY Special Meeting, the Special Committee or Board of Directors of MOXY shall have withdrawn or modified, or resolved to withdraw or modify, in a manner adverse to FSC its approval or recommendation of this Agreement;

     (g) by either MOXY or FSC if there has been a breach by the other of any representation, warranty or covenant contained in this Agreement, which breach (i) would have a Material Adverse Effect on the party committing such breach and (ii) cannot be, or has not been, cured within 15 days after written notice thereof has been given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (b) above.

     In the event of a termination of this Agreement pursuant to this Section 8.01, there shall be no other liability under this Agreement on the part of either party to the other party, except that (i) the agreements contained in Article 9 and in the Confidentiality Agreement shall survive the termination hereof and (ii) no such termination shall relieve either party of any liability or damages arising out of a breach of this Agreement by such party

     Section 8.02. Amendment. At any time before or after approval of this Agreement by the respective stockholders of MOXY and FSC and prior to the Effective Time, any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by MOXY and FSC; provided, however, that following approval of this Agreement by the stockholders of MOXY or FSC there shall be no amendment to the provisions hereof with respect to the MOXY Conversion Ratio or FSC Conversion Ratio nor any amendment not permitted under applicable law, without further approval by the stockholders of MOXY and FSC.

     Section 8.03. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, either MOXY or FSC may:

     (a) extend the time for the performance of any of the obligations or acts of the other;

     (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

     (c)  waive  compliance  with  any   of  the  agreements   or
conditions of the other party contained herein.

     Notwithstanding the foregoing, no failure or delay by MOXY or FSC in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                            ARTICLE 9
                         Miscellaneous

     Section  9.01.     No   Survival  of   Representations   and
Warranties.   None  of the  representations, warranties  and
agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for the agreements set forth in Article 1, the Affiliate Agreements to be delivered pursuant to Section 6.05, the provisions of Sections 6.06, 6.08 and 6.12 and this Article 9.

     Section 9.02.  Expenses.

     (a) Except as provided in this Section 9.02, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the filing fee in connection with any HSR Act filing, the commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, and the expenses incurred in connection with the printing and mailing of the Joint Proxy Statement, filing the Registration Statement with the SEC and any expenses incurred by Parent relating to the issuance, registration and listing of the Parent Common Stock and the qualification thereof under state blue sky or securities laws, shall be shared equally by MOXY and FSC.

     (b) If this Agreement shall be terminated by FSC pursuant to Section 8.01(f) or 8.01(g), MOXY shall reimburse FSC for all out-of-pocket expenses incurred by FSC in connection with this
Agreement, the Mergers and all related transactions. Such payment shall be made by wire transfer of immediately available funds promptly, but in no event later than two business days, after receipt by MOXY of a written notice given by FSC setting forth the amount of such expenses.

     (c) If this Agreement shall be terminated by MOXY pursuant to Section 8.01(e) or 8.01(g), FSC shall reimburse MOXY for all out-of-pocket expenses incurred by MOXY in connection with this
Agreement, the  Mergers  and  all  related  transactions.    Such
payment shall be made by wire tranfeer of immediately available funds promptly, but in no event later than two business days, after receipt by FSC of a written notice given by MOXY setting forth the amount of such expenses.

     Section 9.03. Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

     Section 9.04. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. Each party hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware or any United States district court located in the State of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

     Section 9.05. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM  (WHETHER BASED ON  CONTRACT, TORT  OR
OTHERWISE) ARISING OUT OF  OR RELATING TO  THIS AGREEMENT OR  THE
ACTIONS OF  ANY  OF  THEM  IN  THE  NEGOTIATION,  ADMINISTRATION,
PERFORMANCE AND ENFORCEMENT THEREOF.

     Section 9.06.  Notices.
All notices hereunder must be in writing and will be deemed to have been duly given upon receipt of hand delivery; certified or
registered  mail,   return   receipt   requested;   or   telecopy
transmission with confirmation of receipt:


     To MOXY:

          McMoRan Oil & Gas Co.
          1615 Poydras Street
          New Orleans, Louisiana  70112
          Attention:  Richard C. Adkerson
          Telecopy:  504-582-4290

     With copies to:

          Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. 201 St. Charles Avenue
          New Orleans, Louisiana  70170
          Attention:  L. R. McMillan, II
          Telecopy:  504-582-8012



     To FSC:

          Freeport-McMoRan Sulphur Inc.
          1615 Poydras Street
          New Orleans, Louisiana  70112
          Attention:  Robert M. Wohleber
          Telecopy:  504-582-1611

     With copies to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention:  David W. Ferguson
          Telecopy:  212-450-4800

     To Parent, MOXY Merger Sub or
          FSC Merger Sub:

          McMoRan Exploration Co.
          MOXY LLC
          Brimstone LLC
          c/o McMoRan Exploration Co.
          1615 Poydras Street
          New Orleans, Louisiana  70112
          Attention:  Chief Executive Officer
          Telecopy:  (504) 582-4290

     Section 9.07. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

   Section 9.08. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity  or unenforceability without rendering  invalid or unenforceable  the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of  the terms or provisions  of
this Agreement in any  other jurisdiction.   If any provision  of
this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 9.09.  Entire  Agreement; Benefits.  This  Agreement
(i) along with the Confidentiality Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof; and (ii) except for the provisions of Section 6.12, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.10.  Headings.
Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              McMoRan Exploration Co.

                              By:/s/Richard C. Adkerson
                                 ----------------------
                                   Richard C. Adkerson
                                   President and Chief Executive Officer

                              McMoRan Oil & Gas Co.

                              By:/s/Richard C. Adkerson
                                 ----------------------
                                   Richard C. Adkerson
                                   Co-Chairman and Chief Executive Officer

                              Freeport-McMoRan Sulphur Inc.

                              By:/s/Robert M. Wohleber
                                 ---------------------
                                   Robert M. Wohleber
                                   President and Chief Executive Officer

                              MOXY LLC

                              By:  McMoRan Exploration Co.,
                                   its sole member

                              By:/s/Richard C. Adkerson
                                 ----------------------
                                   Richard C. Adkerson
                                   President and Chief Executive Officer

                               Brimstone LLC

                              By:  McMoRan Exploration Co.,
                                   its sole member

                              By:/s/Richard C. Adkerson
                                ----------------------
                                  Richard C. Adkerson
                                  President and Chief Executive Officer